                                                                     EXHIBIT 1.1



ABB LTD, ZURICH




ARTICLES
OF INCORPORATION













































                                                                             ABB

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Translation of the
ARTICLES OF INCORPORATION OF
ABB LTD, ZURICH
as of March 20, 2001




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
   SECTION 1: NAME, PLACE OF INCORPORATION, PURPOSE AND DURATION


   ARTICLE 1                                                                    NAME, PLACE OF
   Under the name                                                               INCORPORATION
   ABB Ltd
   ABB AG
   ABB SA
   there exists a corporation with its place of incorporation in Zurich.


   ARTICLE 2                                                                    PURPOSE
1  The purpose of the Company is to hold interests in business enter-
   prises, particularly in enterprises active in the areas of industry, trade and services.

2 The Company may acquire, encumber, exploit or sell real estate and intellectual property rights in Switzerland and abroad and may also finance other companies.

3 The Company may engage in all types of transactions and may take all measures that appear appropriate to promote, or that are related to, the purpose of the Company.


   ARTICLE 3                                                                    DURATION
   The duration of the Company shall be unlimited.



   SECTION 2: SHARE CAPITAL


   ARTICLE 4                                                                    SHARE CAPITAL
1  The share capital of the Company is CHF 3'000'023'580 and is divided into 1'200'009'432 fully paid registered shares. Each share has a par value of CHF 2.50.

2 Upon resolution of the General Meeting of Shareholders, registered shares may be converted into bearer shares and bearer shares may be converted into registered shares.
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AUTHORIZED                 ARTICLE 4bis
SHARE CAPITAL            1 The Board of Directors shall be authorized
                           to increase the share capital in an amount not to exceed CHF 100'000'000 through the issuance of up to 40'000'000 fully paid registered shares with a par value of CHF
                           2.50 per share by not later than June 26, 2001. An increase in partial amounts shall be permitted.

                         2 The subscription and acquisition of the new
                           shares, as well as each subsequent transfer of the shares, shall be subject to the restrictions of art. 5 of these Articles of Incorporation.

                         3 The Board of Directors shall determine the
                           date of issue of new shares, the issue
                           price, the type of payment, the conditions for the exercise of pre-emptive rights, and the beginning date for dividend entitlement. In this regard, the Board of Directors may issue new shares by means of a firm underwriting through a banking institu- tion or syndicate and a subsequent offer of these shares to the cur- rent shareholders. The Board of Directors may permit pre-emptive rights that have not been exercised to expire or it may place these rights and/or shares as to which pre-emptive rights have been granted but not exercised, at market conditions.

                         4 The Board of Directors is further authorized
                           to restrict or deny the pre-emptive rights of shareholders and allocate such rights to third parties if the shares are to be used:
                           a) for the acquisition of an enterprise,
                              parts of an enterprise or participations or, in case of a share placement, for the financing of such transactions; or
                           b) for the purpose of broadening the shareholder
                              constituency in connection with a listing of shares on domestic or foreign stock exchanges.


CONTINGENT SHARE           ARTICLE 4 ter
CAPITAL                  1 The share capital may be increased in an
                           amount not to exceed CHF 100'000'000 by the issuance of up to 40'000'000 fully paid registered shares with a par value of CHF
                           2.50 per share, (a) up to



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   the amount of CHF 75'000'000 through the exercise of
   conversion rights and/or warrants granted in connection with the issuance on national or international capital markets of bonds or similar debt instruments by the Company or one of its group companies and
   (b) up to the amount of CHF 25'000'000 through the exercise of warrant rights granted to the shareholders.
   The pre-emptive rights of the shareholders shall be excluded in connection with the issuance of convertible or warrant-bearing bonds or similar debt instruments.
   The then current owners of conversion rights and/or warrants shall be entitled to subscribe for the new shares. The conditions of the conversion rights and/or warrants shall be determined by the Board of Directors.

2 The acquisition of shares through the exercise of conversion rights and/or warrants and each subsequent transfer of the shares shall be subject to the restrictions of art. 5 of these Articles of Incorporation.

3 In connection with the issue of convertible or warrant-bearing bonds or similar debt instruments, the Board of Directors shall be author- ized to restrict or deny the advance subscription rights of shareholders if such debt issues are for the purpose of financing the acquisition of an enterprise, parts of an enterprise, or participations. If advance subscription rights are denied by the Board of Directors, the following shall apply: the convertible bond or warrant issues shall be made at the prevailing market conditions
   (including the standard dilution protection provisions in accordance with market practice) and the new shares shall be issued pursuant to the rele-vant convertible bond or warrant issue conditions.
   Conversion rights may be exercised during a maximum
   10-year period, and warrants may be exercised during a maximum 7-year period, in each case from the date of the respective debt issue. The conversion or war-rant price must at least equal the average of the most recent price for the shares on the Swiss
   Exchange during the five business days preceding determination of the definitive issue conditions for the relevant convertible bond or warrant issues.



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                         4 The share capital may be increased in an
                           amount not to exceed CHF 100'000'000
                           through the issuance of up to 40'000'000 fully paid registered shares with a par value of CHF 2.50 per share by the issuance of new shares to employees of the Company and group companies. The pre-emptive and advance subscription rights of the shareholders of the Company shall thereby be excluded. The shares or rights to subscribe for shares shall be issued to employees pursuant to one or more regulations to be issued by the Board of Directors, taking into account performance, functions, levels of responsibility and profitability criteria. Shares or subscription rights may be issued to employees at a price lower than that quoted on the stock exchange.

                         5 The acquisition of shares within the
                           context of employee share ownership and
                           each subsequent transfer of the shares
                           shall be subject to the restrictions of
                           art. 5 of these Articles of Incorporation.


SHARE REGISTER             ARTICLE 5
AND RESTRICTIONS ON      1 The Company shall maintain a share register
REGISTRATION,              listing the surname and first name (in the
NOMINEES                   case of legal entities, the company name)
                           and address of the holders and
                           usufructuaries of the registered shares.

                         2 Acquirors of registered shares shall be
                           registered upon request in the share
                           register as shareholders with the right to vote, provided that they expressly declare that they acquired the registered shares in their own name and for their own account.

                         3 If persons fail to expressly declare in
                           their registration applications that they hold the shares for their own account (the "Nominees"), the Board of Directors shall enter such persons in the share register with the right to vote, provided that the Nominee has entered into an agreement with the Board of Directors concerning his status and is subject to a recognised bank or financial market supervision.

                         4 After hearing the registered shareholder or
                           Nominee, the Board of Directors may cancel registrations in the share register, retroactive




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   to the date of registration, if such registrations
   were made based on incorrect information. The relevant shareholder or Nominee shall be informed immediately as to the cancellation.

5 The Board of Directors shall regulate the details and issue the instructions necessary for compliance with the preceding provisions. In special cases, it may grant exemptions from the rule concerning
   Nominees. The Board of Directors may delegate its duties.

6 Notwithstanding paras. 2-4 of this article, acquirors of registered shares may be registered in the share register with Vardepapperscentralen VPC
   AB ("VPC") in accordance with Swedish law.

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   ARTICLE 6                                                                    SHARE CERTIFICATES
1  The shareholder may at any time request the Company to issue a confirmation of the number of registered shares held
   by such shareholder. The shareholder is not
   entitled, however, to request the printing and
   delivery of certificates for registered shares. The
   Company may, on the other hand, at any time print
   and deliver certificates for registered shares, and
   may, with the consent of the shareholder, destroy
   issued certificates that are delivered to it,
   without replacement.

2 Uncertificated registered shares, including any uncertificated rights arising thereunder, may be transferred only by way of assignment. The assignment must be notified to the Company in order to be valid.

3 Uncertificated registered shares and the pecuniary rights associated therewith may be pledged only by way of a written agreement, and only in favor of the bank at which the shareholder holds such shares in book-entry form. Notification to the Company shall not be necessary. Uncertificated registered shares registered with VPC may be pledged in accordance with Swedish law.

4  In the event that shares are printed, they shall
   bear the signatures of two members of the Board of
   Directors. These signatures may be facsimile
   signatures.
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                        5  The Company may in any event issue
                           certificates representing more than one
                           share.


EXERCISE OF RIGHTS                  ARTICLE 7

                        1  The Company shall only accept one
                           representative per share.

                        2  The right to vote and rights relating
                           thereto under a registered share may be
                           exercised vis-a-vis the Company only by a shareholder, usufructuary or Nominee registered in the share register with the right to vote.


DIVIDEND ACCESS            ARTICLE 8
FACILITY                1  The Company has established a dividend
                           access facility under which shareholders who are resident in Sweden have the option to be registered with VPC as holders of a total of up to 600'004'716 registered shares of the Company, with suspended dividend entitlement. The claim to dividends against the Company on such registered shares shall be suspended as long as such registered shares are registered with VPC. In lieu thereof, on each such registered share, an amount equivalent to the dividend resolved on a regis- tered share of the Company shall be paid in Swedish kronor by ABB Participation
                           AB based on the dividend entitlement on a preference share.

                        2  In deciding on the appropriation of
                           dividends, the General Meeting of
                           Shareholders shall take into account that the Company will pay dividends only on shares that do not participate in the dividend access facility.




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
   SECTION 3: CORPORATE BODIES


   A. GENERAL MEETING OF SHAREHOLDERS


   ARTICLE 9                                                                    COMPETENCE
   The General Meeting of Shareholders is the supreme body of the
   Company.


   ARTICLE 10                                                                   ORDINARY
   The Ordinary General Meeting of Shareholders shall be held each              GENERAL MEETINGS
   year within six months after the close of the fiscal year of the
   Company; the business report and the Auditor's report, together with the Group Auditor's report, shall be made available for inspec-
   tion by the shareholders at the place of incorporation of the
   Company by no later than twenty days prior to the meeting. Each shareholder is entitled to request immediate delivery of a copy of these documents. Shareholders will be notified of this in writing.


   ARTICLE 11                                                                   EXTRAORDINARY
1  Extraordinary General Meetings of Shareholders shall be held when            GENERAL MEETINGS
   deemed necessary by the Board of Directors or the Auditors.

2  Furthermore, Extraordinary General Meetings of
   Shareholders shall be convened upon resolution of a General Meeting of Shareholders or if this is requested by one or more shareholders who represent an aggregate of at least one-tenth of the share capital and who submit a petition signed by such shareholder(s), specifying the items for the agenda and the proposals.


   ARTICLE 12                                                                   NOTICE OF
1  Notice of General Meetings of Shareholders shall be given by the             GENERAL MEETINGS
   Board of Directors or, if necessary, by the
   Auditors, by no later than twenty days prior to the
   meeting date. Notice of the meeting shall be given
   by way of an announcement appearing once in the
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
                           official publication organ of the Company.
                           Shareholders may also be informed by
                           ordinary mail. Liquidators and
                           representatives of bondholders shall also
                           be entitled to call a General Meeting of
                           Shareholders.

                        2  The notice of a meeting shall state the
                           items on the agenda and the proposals of the Board of Directors and of the shareholders who demanded that a General
                           Meeting of Shareholders be held or that an item be included on the agenda and, in case of elections, the names of the nominated candidates.


AGENDA                     ARTICLE 13
                        1  One or more shareholders whose combined
                           shareholdings repre- sent an aggregate par
                           value of at least CHF 1'000'000 may demand
                           that an item be included on the agenda of a
                           General Meeting of Shareholders. Such
                           inclusion must be requested in writing at
                           least forty days prior to the meeting and
                           shall specify the agenda items and
                           proposals of such shareholder(s).

                         2 No resolutions may be passed at a General
                           Meeting of Share-holders concerning agenda items for which proper notice was not given. This provision shall not apply, however, to proposals made during a General
                           Meeting of Shareholders to convene an
                           Extraordinary General Meeting of
                           Shareholders or to initiate a special
                           audit.

                         3 No previous notification shall be required
                           for proposals concerning items included on the agenda and for debates as to which no vote is taken.


PRESIDING OFFICER,         ARTICLE 14
MINUTES,                 1 The General Meeting of Shareholders shall
VOTE COUNTERS              be held at the place of incorporation of
                           the Company, unless the Board of Directors
                           decides otherwise. The Chairman of the
                           Board or, in his absence, a Vice-Chairman
                           or any other Member appointed by the Board,
                           shall take the chair.
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
2  The presiding officer shall appoint the secretary
   and the vote counters. The minutes shall be signed
   by the presiding officer and the secretary.

3 The presiding officer shall have all powers and authority necessary to ensure the orderly and undisturbed conduct of the General Meeting of Shareholders.


   ARTICLE 15                                                                   PROXIES
1  The Board of Directors shall issue procedural rules regarding par-
   ticipation in and representation at the General Meeting of Share-
   holders.

2 A shareholder may be represented only by his legal representative, another shareholder with the right to vote, a corporate body
   (Organvertreter), an independent proxy (unabhangiger Stimmrechts-vertreter), or a depositary (Depotvertreter). All shares held by one shareholder may be represented by only one representative.


   ARTICLE 16                                                                   VOTING RIGHTS
   Subject to art. 5 para. 2 of these Articles of Incorporation, each share shall grant the right to one vote.


   ARTICLE 17                                                                   RESOLUTIONS, ELECTIONS
1  Unless otherwise required by law, the General Meeting of
   Shareholders shall pass resolutions and decide elections upon an absolute majority of the votes represented.

2 Resolutions and elections shall be decided by a show of hands, unless a secret ballot is resolved by the General Meeting of Share-holders or is ordered by the presiding officer. The presiding officer may also arrange for resolutions and elections to be carried out by electronic means. Resolutions and elections carried out by electronic means are deemed to have the same effect as secret ballots.

3 The presiding officer may at any time order that an election or resolution decided by a show of hands be repeated through a secret
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

                           ballot if, in his view, the results of the vote are in doubt. In this case, the preceding decision by a show of hands shall be deemed to have not occurred.

                        4 If the first ballot fails to result in an election and more than one candidate is standing for election, the presiding officer shall order a second ballot in which a relative majority shall be decisive.


SPECIFIC POWERS OF         ARTICLE 18
THE GENERAL MEETING        The following powers shall be vested exclusively in
                           the General Meeting of Shareholders:
                           a)  adoption and amendment of the Articles of
                               Incorporation;
                           b)  election of the members of the Board of
                               Directors, the Auditors, the Group Auditors and
                               the Special Auditors;
                           c)  approval of the annual report and the
                               consolidated financial statements;
                           d)  approval of the annual financial statements and
                               deciding on the allocation of profits shown on
                               the balance sheet, in particular with regard to
                               dividends;
                           e)  granting discharge to the members of the Board of
                               Directors and the persons entrusted with
                               management;
                           f)  passing resolutions as to all matters reserved
                               to the authority of the General Meeting by law
                               or under these Articles of Incorporation or that
                               are submitted to the General Meeting by the
                               Board of Directors, subject to art. 716a Swiss
                               Code of Obligations.


SPECIAL QUORUM             ARTICLE 19
                           The approval of at least two-thirds of the
                           votes represented shall be required for
                           resolutions of the General Meeting of
                           Shareholders with respect to:
                           a)  a modification of the purpose of the Company;
                           b)  the creation of shares with increased voting
                               powers;
                           c)  restrictions on the transfer of registered shares
                               and the removal of such restrictions;
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
                           d)  restrictions on the exercise of the right to vote
                               and the removal of such restrictions;
                           e)  an authorized or conditional increase in share
                               capital;
                           f)  an increase in share capital through the
                               conversion of capital surplus, through an in-kind
                               contribution or in exchange for an acquisition of
                               property, and a grant of special benefits;
                           g)  the restriction or denial of pre-emptive rights;
                           h)  a transfer of the place of incorporation of the
                               Company;
                           i)  the dissolution of the Company without
                               liquidation.


   B. BOARD OF DIRECTORS


   ARTICLE 20                                                                   NUMBER OF DIRECTORS
   The Board of Directors shall consist of no less than 7 and no more than 13 members, all of whom shall be shareholders.


   ARTICLE 21                                                                   TERM OF OFFICE
1  The term of office of the members of the Board of Directors shall be one year. In this regard, one year shall
   mean the period between two Ordinary General
   Meetings of Shareholders.

2 Members of the Board of Directors whose terms of office have expired shall be immediately eligible for re-election.


   ARTICLE 22                                                                   ORGANIZATION OF THE
1  The Board of Directors shall elect from among its members one                BOARD, REMUNERATION
   Chairman and one or more Vice-Chairmen. It shall
   appoint a secretary who need not be a member of
   the Board.

2  The members of the Board of Directors shall be entitled to the reimbursement of all expenses incurred in the interests of the
   Company, as well as remuneration for their services that is appro-
   priate in view of their functions and responsibilities. The amount of the remuneration shall be fixed by the Board of Directors or a committee of the Board of Directors.
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
CONVENING OF               ARTICLE 23
MEETINGS                   The Chairman shall convene meetings of the
                           Board of Directors if and when the need
                           arises or whenever a member or the chief
                           executive officer so requests in writing.


RESOLUTIONS                ARTICLE 24
                        1  In order to pass resolutions, at least a
                           majority of the members of the Board of
                           Directors must be present. No attendance
                           quorum shall be required for resolutions of
                           the Board of Directors providing for the
                           confirmation of capital increases or for
                           the amendment of the Articles of
                           Incorporation in connection therewith.

                        2 Resolutions of the Board of Directors shall be adopted upon a majority of the votes cast. In the event of a tie, the Chairman shall have the casting vote.

                        3  Resolutions may be passed by way of
                           circulation (in writing), provided that no member requests oral deliberation.


SPECIFIC POWERS OF         ARTICLE 25
THE BOARD               1  The Board of Directors has, in particular,
                           the following nondele- gable and
                           inalienable duties:
                           a)  the ultimate direction of the business of the
                               Company and the issuance of the necessary
                               instructions;
                           b)  the determination of the organization of the
                               Company;
                           c)  the administration of accounting, financial
                               control and financial planning;
                           d)  the appointment and removal of the persons
                               entrusted with management and representation of
                               the Company;
                           e)  the ultimate supervision of the persons entrusted
                               with management of the Company, specifically in
                               view of their compliance with law, these Articles
                               of Incorporation, the regulations and directives;
                           f)  the preparation of business reports, the
                               preparations for the General Meetings of
                               Shareholders and the implementation of the
                               resolutions adopted by the General Meetings of
                               Shareholders;
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
                           g)  the adoption of resolutions concerning an
                               increase in share cap-ital to the extent that
                               such power is vested in the Board of Directors
                               (art. 651 para. 4 Swiss Code of Obligations) and
                               of resolutions concerning the confirmation of
                               capital increases and corresponding amendments
                               to the Articles of Incorporation, as well as
                               making the required report on the capital
                               increase;
                           h)  the examination of the professional
                               qualifications of the qualified auditors;
                           i)  notification of the court if liabilities exceed
                               assets.

2 In addition, the Board of Directors may pass resolutions with respect to all matters that are not reserved to the authority of the General Meeting of Shareholders by law or under these Articles of Incorporation.


   ARTICLE 26                                                                   DELEGATION OF POWERS
   Subject to art. 25 of these Articles of Incorporation, the Board of
   Directors may delegate management of the Company in whole or in part to individual directors or to third persons (Executive Com-
   mittee) pursuant to regulations governing the internal
   organization.


   ARTICLE 27                                                                   SIGNATURE POWER
   The due and valid representation of the Company by members of the
   Board of Directors or other persons shall be set forth in regula-
   tions governing the internal organization.


   C. AUDITORS, GROUP AUDITORS AND SPECIAL AUDITORS


   ARTICLE 28                                                                   TERM, POWERS
1  The Auditors and the Group Auditors, both of which shall be elect-            AND DUTIES
   ed by the General Meeting of Shareholders each year,
   shall have the powers and duties vested in them by law.
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
                        2  Special auditors, which shall be elected by
                           the General Meeting of Shareholders each
                           year, shall have the powers and duties
                           vested in them with respect to the special
                           reviews required in connection with capital
                           increases (articles 652f, 653f and 653i
                           Swiss Code of Obligations).

                           SECTION 4: ANNUAL FINANCIAL STATEMENTS,
                           CONSOLIDATED FINANCIAL STATEMENTS AND
                           PROFIT ALLOCATION


FISCAL YEAR,               ARTICLE 29
BUSINESS REPORT         1  The fiscal year shall close as of December
                           31 of each year, closing for the first time
                           on December 31, 1999.

                        2  For each fiscal year, the Board of
                           Directors shall prepare a business report including the annual financial statements
                           (consisting of the profit and loss
                           statements, balance sheet and notes to the financial statements), the annual report and the consolidated financial state-ments.


ALLOCATION OF PROFIT       ARTICLE 30
SHOWN ON THE BALANCE     1 The profit shown on the balance sheet shall
                           be allocated by the SHEET, RESERVES General
                           Meeting of Shareholders within the limits
                           set by applicable law. The Board of
                           Directors shall submit its proposals to the
                           General Meeting of Shareholders.

                        2 Further reserves may be taken in addition to the reserves required by law.

                        3  Dividends that have not been collected
                           within five years after their expiry date shall pass to the Company and be allocated to the general reserves.
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
   SECTION 5: ANNOUNCEMENTS, COMMUNICATIONS


   ARTICLE 31                                                                   ANNOUNCEMENTS,
1  The official publication organ of the Company shall be the Swiss             COMMUNICATIONS
   Official Gazette of Commerce.
2  To the extent that personal notification is not mandated by law, all communications to the shareholders shall be deemed valid if published in the Swiss Official Gazette of Commerce. Written communications by the Company to its shareholders shall be sent by ordinary mail to the last address of the shareholder or autho-
   rized recipient entered in the share register.


   SECTION 6: IN-KIND CONTRIBUTIONS AND ACQUISITIONS OF PROPERTY


   ARTICLE 32                                                                   IN-KIND
1  Pursuant to an in-kind contribution agreement by and between the             CONTRIBUTIONS
   Company and Credit Suisse First Boston, in Zurich,
   dated June 26, 1999, the Company, in connection with
   the capital increase dated June 26, 1999, shall
   acquire from Credit Suisse First Boston, in Zurich,
   as trustee of the former shareholders of ABB
   Participation AG (former ABB AG), in Baden,
   5'453'500 fully paid registered shares of ABB
   Participation AG (former ABB AG) with a par value of
   CHF 10 per share and 7'904'200 bearer shares of ABB
   Participation AG (former ABB AG) with a par value of
   CHF 50 per share. These shares will be acquired at a
   total value of CHF 3'328'079'400. In consideration
   for such contribution in-kind, the Company shall
   issue to Credit Suisse First Boston, as trustee of
   the former shareholders of ABB Participation AG
   (former ABB AG), a total of 145'807'329 fully paid
   registered shares with an aggregate par value of CHF
   1'458'073'290. The Company shall allocate the dif-
   ference between the total par value of the issued
   shares and the net book value of the in-kind
   contribution in the total amount of CHF
   1'870'006'110 to the reserves.
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                                 -16-
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
                        2  Pursuant to an in-kind contribution
                           agreement by and between the Company and
                           Skandinaviska Enskilda Banken AB (publ), in
                           Stockholm, dated June 26, 1999, the
                           Company, in connection with the capital
                           increase dated June 26, 1999, shall acquire
                           from Skandinaviska Enskilda Banken AB
                           (publ), in Stockholm, as trustee of the
                           former shareholders of ABB Participation AB
                           (former ABB AB), in Vasteras, 651'813'826 A
                           shares of ABB Participation AB (former
                           ABB AB) and 241'261'761 B shares of ABB
                           Participation AB (former ABB AB). These
                           shares will be acquired at a total value of
                           CHF 3'260'285'190. In consideration for
                           such contribution in-kind, the Company
                           shall issue to Skandinaviska Enskilda
                           Banken AB (publ), as trustee of the former
                           shareholders of ABB Participation AB
                           (former ABB AB), a total of 142'830'293
                           fully paid registered shares with an
                           aggregate par value of CHF 1'428'302'930.
                           The Company shall allocate the difference
                           between the total par value of the issued
                           shares and the net book value of the
                           in-kind contribution in the total amount
                           of CHF 1'831'982'260 to the reserves.


ACQUISITIONS               ARTICLE 33
OF PROPERTY             1  Pursuant to an acquisition of property
                           agreement dated June 26, 1999, the Company,
                           following the capital increase dated June
                           26, 1999, will acquire from Asea Holding
                           AB, in Vasteras, 16'383'744 A shares and
                           28'453'689 B shares of ABB Participation AB
                           (former ABB AB), in Vasteras, at a price of
                           CHF 71'708'860.

                        2  Following the capital increase dated June
                           26, 1999, the Company intends to acquire from the remaining public shareholders of ABB Participation AG (former ABB AG), in
                           Baden, or in the cancellation procedure
                           pursuant to art. 33 SESTA all shares of ABB
                           Participation AG (former ABB AG) which were not tendered to the Company in connection with the exchange offer dated March 26, 1999, in exchange for the Company's own registered shares based on the exchange offer dated March 26, 1999.




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ABB


ABB LTD
P. O. Box 8131
CH-8050 Zurich
Telephone +41 (0)1 317 71 11
Telefax +41 (0)1 317 73 21
www.abb.com










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